UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 25, 2007

CENTERPOINT ENERGY, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-31447 (Commission File Number)	74-0694415 (IRS Employer Identification No.)

1111 Louisiana Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 207-1111

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
(d)      On October 25, 2007, the Board of Directors of CenterPoint Energy, Inc. (the “Company”) appointed Mr. Sherman M. Wolff as a director of the Company to serve until the next annual meeting of the shareholders, thereby increasing the number of directors serving on the Board from 10 to 11. Mr. Wolff is expected to stand for election by the shareholders at the 2008 annual meeting. The Board of Directors designated Mr. Wolff to serve on its Audit, Compensation and Finance Committees.
           Prior to his retirement in 2006, Mr. Wolff served as Executive Vice President and Chief Operating Officer of Health Care Service Corporation, which provides health and life insurance products and related services as Blue Cross Blue Shield of Texas, Illinois, New Mexico and Oklahoma. He held various positions with that company from 1991 until his retirement.
           Currently, Mr. Wolff also serves as a director of Fort Dearborn Life Insurance Company.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.
Date: October 26, 2007	By:	/s/ James S. Brian
James S. Brian
Senior Vice President and Chief Accounting Officer